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                                                                    Exhibit 10.7

                      SECOND NON-NEGOTIABLE PROMISSORY NOTE

$[*]

                                                               New York, NewYork
                                                                    [Date], 2003

          ABX Air, Inc., a Delaware corporation (the "Maker"), for value received, hereby unconditionally promises to pay to DHL Holdings (USA), Inc., a Delaware corporation (the "Holder"), the principal sum of $[*] plus all accrued but unpaid interest thereon, on the dates and at the times set forth in Section 1 below, at [office or financial institution], or to make such payment as may otherwise be directed in writing by the Holder from time to time in accordance with the terms of this promissory note (this "Note"). The terms and conditions of this Note are set forth below.

                              Terms and Provisions

          Section 1. Payments.

          (a) For so long as the ACMI Agreement, dated as of [*]2003, by and between the Maker and the Holder (the "ACMI Agreement") remains in effect, the Maker shall repay the Note by making four (4) consecutive annual payments to the Holder at 12:00 noon New York time on the dates (each a "Payment Date" and collectively, the "Payment Dates") and in the amounts set forth below:

Payment Date   Principal Amount
------------   ----------------

   [*]2007           $[*]
   [*]2008           $[*]
   [*]2009           $[*]
   [*]2010           $[*]

          (b) All payments to be made by the Maker hereunder shall be made without set-off or counterclaim, in United States dollars in immediately available funds at [office or financial institution] or such other place as may be designated by the Holder in writing from time to time. Whenever any payment hereunder shall be stated to be due on a day that is not a Business Day (as defined in Section 10), such payment shall be made on the next succeeding Business Day.

          Section 2. Interest.

          (c) The Note shall bear interest at a rate of five percent (5%) per annum, payable in cash on each December 1st and June 1st (each, an "Interest Payment Date"). Interest shall be computed on the basis of a year of 365 days for actual days elapsed and shall be payable from the date hereof on each Interest Payment Date until maturity (whether as stated, by acceleration or otherwise), on demand in respect of any past due amounts and upon payment of this Note on each Payment Date. Interest shall accrue and be paid by the Maker in arrears on each Interest Payment Date until maturity. Anything in this Note to the contrary notwithstanding, the Holder

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shall not be permitted to charge or receive, and the Maker shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

          (d) Any principal, interest or any other amount hereunder which is not paid when due (whether as stated, by acceleration or otherwise) shall, to the extent permitted by law, thereafter bear interest at a rate of two percent (2%) per annum above the rate described above.

          Section 3. Prepayment. The Maker may at any time and from time to time, with two (2) Business Days prior written notice to the Holder, prepay in immediately available funds, this Note in whole or in part without premium or penalty; provided that such prepayment is accompanied by the payment of all unpaid interest accrued to the date of prepayment and any other amounts due under this Note; provided, further, that each partial prepayment shall be in an amount not less than $100,000 or a whole multiple thereof (or, if less, the remaining outstanding principal amount thereof). Amounts prepaid may not be re-borrowed.

          Section 4. Repayment upon Certain Events.

          (a) Change of Control. The Maker shall give the Holder written notice in the event of a Change of Control (as defined below) at or prior to its consummation prior to the final Payment Date. Upon receipt of such notice, the Holder shall have 60 days to demand in writing the repayment in full of this Note, plus all accrued but unpaid interest hereon, and the Maker hereby unconditionally agrees that it shall, on the second (2nd) Business Day following the receipt of such demand from the Holder, pay to the Holder, in immediately available funds, an amount equal to the entire outstanding principal amount of this Note, plus all accrued but unpaid interest thereon.

          For purposes of this Note, a "Change of Control" means the occurrence of any of the following: (i) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the directors of the Maker (together with any new directors whose election by such directors or whose nomination for election by the stockholders of the Maker was approved by a vote of a majority of the directors of the Maker then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), and together with any directors who are affiliates of DHL Worldwide Express B.V. ("DHL"), cease for any reason to constitute a majority of the directors of the Maker then in office, (ii) any merger, consolidation or other business combination with or into any other entity, or any other similar transaction, whether in a single transaction or series of related transactions where (A) the stockholders of the Maker immediately prior to such transaction in the aggregate cease to own at least fifty percent (50%) of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) (such ownership being based solely on the voting securities of the Maker owned by such stockholders immediately prior to such event) or (B) any Person (as defined in
Section 10) becomes the beneficial owner of more than fifty percent (50%) of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), (iii) any transaction or series of related transactions after which in excess of fifty percent (50%) of the Maker's voting power is held by any Person or group (within the meaning of Regulation 13D under the Securities Exchange Act of 1934), or (iv) any sale, transfer, lease, assignment, conveyance, exchange,

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mortgage or other disposition of all or substantially all of the assets, property or business of the Maker, other than (A) in connection with the granting of any security interest pursuant to the Maker's senior credit facility (provided, however, that if any secured party takes possession or control of any such pledged asset, a Change of Control shall be deemed to have occurred) or (B) any transaction in the ordinary course of business involving the sale and leaseback of any aircraft (provided, however, that such transaction does not involve all or substantially all of the Maker's aircraft). Notwithstanding the foregoing, a "Change of Control" shall not mean (x) any transaction contemplated by the Merger Agreement dated March [*]2003, by and among DHL, Atlantis Acquisition Corporation and the Holder (the "Merger Agreement") or the other Transaction Documents (as defined in the Merger Agreement), (y) any transaction to which DHL, Deutsche Post AG or any of their controlled Affiliates is a party or (z) any transaction which has been approved in writing by either DHL Holdings
(USA), Inc. ("Holdings") or the Holder.

          (b) Expiration of ACMI Agreement. In the event that the ACMI Agreement expires without renewal pursuant to its terms, the Holder shall have 60 days to demand in writing the repayment in full of this Note, plus all accrued but unpaid interest hereon, and the Maker hereby unconditionally agrees that it shall, on the second (2nd) Business Day following the receipt of such demand from the Holder, pay to the Holder, in immediately available funds, an amount equal to the entire outstanding principal amount of this Note, plus all accrued but unpaid interest thereon.

          Section 5. Representations and Warranties. The Maker hereby represents and warrants to the Holder that (i) the Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full power and authority to make, deliver and perform this Note and its obligations hereunder on the terms and conditions hereof, (ii) the execution, delivery and performance of this Note have been duly authorized by the Maker, and this Note has been duly executed and delivered on behalf of the Maker, (iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (as defined in Section 10) or any other Person is required in connection with the debt hereunder or with the execution, delivery, performance, validity or enforceability of this Note, except for consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (iv) this Note constitutes a legal, valid and binding obligation of the Maker enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (v) the execution, delivery and performance of this Note will not violate any requirement of law or any of the applicable articles or certificates of incorporation, bylaws or similar organizational documents of the Maker or its Subsidiaries and (v) no Event of Default (as defined below) has occurred and is continuing.

          Section 6. Events of Default. If:

          (a) the Maker fails to pay the principal amount in accordance with the terms of this Note;

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          (b) the Maker fails to pay any interest on this Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 6) payable under this Note, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty (30) days;

          (c) the Maker fails to observe or perform in any material respect any covenant, condition or agreement contained in this Note, and such defect shall continue for a period of sixty (60) days after notice is given by the Holder to comply with such covenant, condition or agreement;

          (d) any representation or warranty made by the Maker in or in connection with this Note or any amendment or modification hereof or waiver hereunder proves to have been incorrect in any material respect when made and such defect shall continue for a period of sixty (60) days after notice is given by the Holder to comply with such representation or warranty;

          (e) the Maker or any of its Subsidiaries commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors; or

          (f) there shall be commenced against the Maker or any of its Subsidiaries any case, proceeding or other action of a nature referred to in paragraph (e) above which (i) results in the entry of an order for relief for any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

then, and in any such event (each, an "Event of Default"), the Holder may, by notice of default given to the Maker in writing (including by facsimile transmission), declare any unpaid principal, accrued but unpaid interest and all other amounts payable under this Note to be immediately due and payable without presentment, demand, protest or other notice of any kind on the part of the Holder. Any cure periods provided for in this Section 6 shall be available from time to time in respect of subsequent failures or deficiencies so long as this Note remains outstanding.

          Section 7. Ranking. The obligations of the Maker in respect of this Note shall rank pari passu with all other unsubordinated debt of the Maker.

          Section 8. Covenants. Until the principal of and interest and all other amounts due on this Note have been paid in full, the Maker covenants and agrees with the Holder that:

          (a) Fundamental Changes. The Maker will not, and will not permit any of its Subsidiaries to, (i) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its equity interests (other than

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with respect to the Maker) or assets, or all or substantially all of the equity interests or assets of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), (iii) liquidate or dissolve or (iv) agree to do any of the foregoing; provided, however, that (x) the Maker may enter into or agree to enter into any of the transactions described in clauses (i) or (ii) above if the surviving entity resulting from such transaction expressly assumes all obligations and liabilities of the Maker under this Note, at which point the surviving entity will become the Maker, and (y) any wholly owned Subsidiary of the Maker may merge into or consolidate with the Maker or any of the Maker's other wholly owned Subsidiaries.

          (b) Restricted Payments. The Maker will not, and will not permit any of its Subsidiaries to, declare or make, or agree to declare or make, directly or indirectly, any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Maker or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Maker or any option, warrant or other right to acquire any such equity interests in the Maker (each, a "Restricted Payment"); provided that (i) the Maker may declare and pay dividends with respect to its equity interests payable solely in additional shares of its equity interests,
(ii) the Maker may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Maker and its Subsidiaries in effect on the date hereof, (iii) so long as no Event of Default shall have occurred and be continuing, the Maker may pay an annual cash dividend on its common stock in an amount not to exceed $1,000,000 in the aggregate, (iv) any wholly owned Subsidiary of the Maker may make Restricted Payments to the Maker or to any other wholly owned Subsidiary of the Maker and (v) if (A) the ACMI Agreement expires without renewal pursuant to its terms or is terminated by the Maker following a default by the Holder (or its assignee under the ACMI Agreement) and (B) no Event of Default has occurred and is continuing, then the Maker shall be permitted to make Restricted Payments in an amount not to exceed 50% of its Consolidated Net Income (as defined in Section 10) for any fiscal year; provided that the Maker shall only be permitted to make Restricted Payments pursuant to this clause (v) if the Consolidated Tangible Net Worth (as defined in Section 10) of the Maker (x) is equal to or greater than $[*]>the amount of the Maker's initial shareholders equity] on the date such Restricted Payment is made and (y) will not fall below $[*]>the amount of the Maker's initial shareholders equity] as a result of making such payment.

          (c) Limitations on Asset Sales. The Maker shall not, and shall not permit any of its Subsidiaries to, sell, lease, convey, transfer or otherwise dispose, whether in a single transaction or a series of related transactions, of any property or asset, including (subject to Section 8(c)) the capital stock of any Subsidiary (any such event, an "Asset Sale"), unless the consideration received from such Asset Sale is at least equal to the fair market value of the property, asset or capital stock sold as determined in good faith (taking into account any assumption of indebtedness in connection with such disposition, if any) by resolution of the Board of Directors of the Maker; provided, however, that a board resolution shall not be required for any bona fide arm's-length (i) Asset Sale made in the ordinary course of business consistent with past practice, (ii) sale-leaseback transaction or (iii) Asset Sale involving aggregate consideration of less than $10,000,000.

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          (d) Transactions with Affiliates. The Maker will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, in each case involving $1,000,000 or more, any of its Affiliates (as defined in Section 10), except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Maker or such of its Subsidiaries, as the case may be, than would be obtained in an arm's-length basis transaction with a Person who is not an Affiliate, (ii) transactions between or among the Maker and its Subsidiaries and (iii) any Restricted Payment permitted by clause (b) of this Section 8.

          (e) Notices. The Maker hereby covenants that so long as any principal, interest or other amount remains outstanding and unpaid under this Note, the Maker shall notify the Holder promptly (and in any event, within three business days) upon the occurrence of any Event of Default of which it has knowledge.

          (f) Financial Statements. The Maker shall furnish to the Holder:

               (i) as soon as available, but in any event not later that ninety
          (90) days after the end of each fiscal year of the Maker, a copy of the audited consolidated balance sheet of the Maker and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year and certified by an independent certified public accountants of nationally recognized standing; and

               (ii) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Maker, the unaudited consolidated balance sheet of the Maker and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, certified by the chief executive officer, president or chief financial officer of the Maker, but in any event, with respect to financial matters, the chief financial officer of the Maker (each a "Responsible Officer") as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, however, that no such certification shall be required with respect to any such period for which the Maker is required to file such financial statements pursuant to the Securities Exchange Act of 1934, as amended.

          (g) Certificates; Other Information. The Maker shall furnish to the
Holder:

               (i) concurrently with the delivery of the financial statements referred to in clause (f)(i) of this Section 8, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate; provided, however, that

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          no such certification shall be required with respect to any such period for which the Maker is required to file such financial statements pursuant to the Securities Exchange Act of 1934, as amended;

               (ii) concurrently with the delivery of any financial statements pursuant to clause (f) of this Section 8, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Maker during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Note to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

               (iii) promptly, such additional financial and other information as the Holder may from time to time reasonably request.

          Section 9. Fees and Expenses. The Maker agrees to pay all of the Holder's reasonable costs and out-of-pocket expenses (including fees and disbursements of counsel) arising in connection with the enforcement of, and preservation of rights under, this Note; provided, however, in connection with any legal action, Holder shall not be entitled to such costs or expenses if Holder does not prevail. The Maker agrees to indemnify the Holder for, and to hold the Holder harmless from, any loss or expense which the Holder may sustain or incur as a consequence of default by the Maker in payment of any principal of or interest or any other amount on this Note.

          Section 10. Definitions. As used in this Note, the following terms shall have the following meanings:

          "Affiliates" means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Business Day" means any day other than a Saturday or Sunday or a day on which national banking institutions in the city of New York, New York are authorized or obligated by law or executive order to be closed.

          "Consolidated Net Income" means, for any period, the aggregate of the net income (or loss) of the Maker and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Maker or is merged into or consolidated with the Maker or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Maker) in which the Maker or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually

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received by the Maker or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Maker to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary and (d) the income arising out of sale and leaseback transactions.

          "Consolidated Net Worth" means, as to any Person and its Subsidiaries, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings (or accumulated deficit) and any other account which, in accordance with GAAP, constitutes stockholders equity, excluding any treasury stock.

          "Consolidated Tangible Net Worth" means, as to any Person, the Consolidated Net Worth of such Person and its Subsidiaries less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition, all determined in accordance with GAAP.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority" means any foreign, federal, state, provincial or local government or any agency, authority, subdivision or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board, or any quasi-governmental or private body exercising any regulatory, taxing, inspecting or other governmental authority.

          "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority (including judicial decisions applying common law or interpreting any other Legal Requirement) applicable to a Person, its business and its operations.

          "Person" means a natural person, corporation, partnership, limited partnership, limited liability company, trust or unincorporated organization or similar entity, or a Governmental Authority.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including share capital.

          "Subsidiary" means, with respect to any Person, another Person (i) of which greater than fifty percent (50%) of the capital stock, voting securities, other ownership or equity interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity (or, if there are no such voting interests, greater than fifty percent (50%) of the equity interests) are owned or controlled, directly or indirectly, by such first Person or (ii) of which such first Person is a general partner or similar controlling member or otherwise has the ability to designate a majority of the members of the board of directors or other controlling body thereof.

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          Section 11. Governing Law; Venue. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each of the parties hereto irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the exclusive jurisdiction of the United States District Court for the Southern District Court of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note or any of the transactions contemplated hereby, (ii) agrees not to commence any legal proceedings related hereto except in such courts, (iii) to the extent such party is not otherwise subject to service of process in the State of New York, appoints The Corporation Trust Company, as such party's agent in the State of New York for acceptance of legal process, (iv) agrees that service made on any such agent set forth in (iii) above shall have the same legal force and effect as if served upon such party personally within such state and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

          Section 12. Successors and Assigns; Assignment. This Note shall inure to the benefit of, and be binding upon, the Holder and the Maker and their respective successors, permitted assigns, heirs, executors and administrators. Except as provided herein, this Note may not be transferred or assigned by either party without the prior written consent of the of the other party; provided that the Holder may transfer and assign this Note to DHL or any of DHL's controlled Affiliates without the Maker's prior consent.

          Section 13. Entire Agreement. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Holder and the Maker with regard to the subjects hereof.

          Section 14. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

          Section 15. Amendment and Waiver. Subject to applicable law, this Note may only be amended pursuant to a written agreement executed by each of the Maker and either (x) DHL Holdings (USA), Inc. or its successor entity or (y) any subsequent Holder pursuant to Section 12 hereof, and, and no waiver of compliance with any provision or condition of this Note and no consent provided for in this Note shall be effective unless evidenced by a written instrument executed by each of the Maker and either (A) DHL Holdings (USA), Inc. or its successor entity or (B) any subsequent Holder pursuant to Section 12 hereof. No waiver of any term or provision of this Note shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

          Section 16. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or

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noncompliance by another party under this Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

          Section 17. Notices. All notices, requests, claims, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given to the Holder or the Maker if delivered in person or sent by overnight delivery (providing proof of delivery) to such party at the following addresses (or at such other address for the Holder or the Maker as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

     If to the Holder:              DHL Holdings (USA), Inc.
                                    1200 South Pine Island Road
                                    Suite 3000
                                    Plantation, FL 33324
                                    Attention: General Counsel
                                    Telephone:
                                    Telecopier:

     If to the Maker:               ABX Air, Inc.
                                    145 Hunter Drive
                                    Wilmington, Ohio 45177
                                    Attention: Joseph C. Hete
                                    Telephone: 937-382-5591
                                    Telecopier: 937-382-2452

     With a copy (which shall not
     constitute notice) to:         O'Melveny & Myers LLP
                                    400 South Hope Street
                                    Los Angeles, CA 90071
                                    Attention: C. James Levin, Esq.
                                    Telephone: 213-430-6578
                                    Telecopier: 213-430-6407

          Section 18. Titles and Subtitles. The titles of the sections and subsections of this Note are for convenience of reference only and are not to be considered in construing this Note.

          Section 19. Mutilated, Destroyed or Missing Notes. If a mutilated Note is surrendered to the Maker or the Maker receives evidence to its satisfaction of the destruction, loss or theft of this Note, the Maker shall issue a replacement Note. If reasonably required by the Maker, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Maker to protect the Maker from any loss it may suffer if this Note is replaced. The Maker may charge for any reasonable expenses in replacing the Note.

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          Section 20. Waiver of Presentment, Demand and Dishonor. The Maker
hereby waives presentment, demand, protest or other notice or formality of any kind with respect to this Note.

          Section 21. Confidentiality. The Holder covenants and agrees that, except as required by the provisions of any Legal Requirement for which the Holder is obligated, the Holder shall use commercially reasonable efforts not to disclose any information provided to it hereunder.

                  [Remainder of page intentionally left blank.]

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          IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                        ABX AIR, INC.


                                        By:
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